As filed with the Securities and Exchange Commission on August 14, 1996
                                                   Registration No. 33-



                    	SECURITIES AND EXCHANGE COMMISSION
                        	Washington, D.C. 20549



                                	FORM S-8
	                          REGISTRATION STATEMENT
                                 	UNDER
	                       THE SECURITIES ACT OF 1933



                      	THE QUICK & REILLY GROUP, INC.
	              (Exact Name of Registrant as Specified in Its Charter)

	                Delaware                                13-3403287
         (State or Other Jurisdiction of	             (I.R.S. Employer
          Incorporation or Organization)	             Identification No.)


                             	230 South County Road
	                           Palm Beach, Florida 33480
             	(Address of Principal Executive Offices, Including Zip Code)

                  	THE QUICK & REILLY GROUP, INC. STOCK OPTION PLAN
	                            (Full Title of the Plan)

                            	 LESLIE C. QUICK, JR.
	                          Chief Executive Officer
                       	The Quick & Reilly Group, Inc.
                            	230 South County Road
	                          Palm Beach, Florida  33480
	                               (407) 655-8000
	(Name, Address and Telephone Number, Including Area Code, of Agent For Service)


                                   	Copy to:

                           	RICHARD G. BRODRICK, ESQ.
                           	KELLEY DRYE & WARREN LLP
	                             Two Stamford Plaza
	                            281 Tresser Boulevard
                          	Stamford, Connecticut 06901

	If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  X


                         	CALCULATION OF REGISTRATION FEE

                                  Proposed Maximum  Proposed Maximum   Amount of
Title of Securities Amount to be  Offering Price    Aggregate Offering Registr-
to be Registered    Registered(1) Per Share(2)      Price (1)(2)       atin Fee

Common Stock,
par value $.10      1,000,000       $29.31          $29,310,000       $10,106.90
per share           Million shares

<F1>

(1)	An undetermined number of additional shares may be issued if the antidilution provisions of The Quick & Reilly Group, Inc. Stock Option
    Plan become operative.
<F2>
(2)	Estimated pursuant to Rules 457(c) and (h) solely for culating the amount of the registration fee.  The price per share is estimated based on the average of the high and low trading prices for The Quick &
    Reilly Group, Inc.'s Common Stock on July 9 , 1996 as reported by the
    New York Stock Exchange.




Incorporation of Documents by Reference.

	The purpose of this registration statement is to register additional securities of the same class as other securities previously registered under the Company's Registration Statements on Form S-8 (Registration Nos. 33-28345 and 33-48555), the contents of which are hereby incorporated by reference herein pursuant to General Instruction E of Form S-8.


Item 8.  Exhibits.

	The following are filed as exhibits to this Registration Statement.

          4 The Quick & Reilly Group, Inc. Stock Option Plan, as amended (incorporated by reference to the registrant's Proxy Statement dated May 30, 1996)

          5 Opinion of Kelley Drye & Warren LLP regarding legality of the Common Stock being registered

         23.1 Consent of Kelley Drye & Warren LLP (included in opinion filed as Exhibit 5)

         23.2    Consent of Arthur Andersen LLP

         24      Power of Attorney
                 (contained on signature page)


                             SIGNATURES
         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palm Beach, State of Florida, on the 14th day of August 1996.

                                           	THE QUICK & REILLY GROUP, INC.


                                           	By: /s/ Thomas C. Quick
                                         	      President


                          	POWER OF ATTORNEY

        	KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas C. Quick his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto,
(ii)act on, sign and file with the Securities And Exchange Commission any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, (iii) act on, sign and file with the Securities and Exchange
Commission any exhibits to this registration statement or any such registration statement or amendments (including post effective amendments),
(iv) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith,
(v) act on and file any supplement to any prospectus included in this registration statement or any such registration statement or amendment and
(vi) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitutes may lawfully do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signatures                 Title                                Date

/s/ Leslie C. Quick, Jr.	  Chairman of the Board of Directors,  August 14, 1996
Leslie C. Quick, Jr.       Chief Executive Officer,
                           Chief Financial Officer,
                           and Director


/s/ Thomas C. Quick	 	     President, Chief Operating Officer   August 14, 1996
Thomas C. Quick            and Director


/s/ Peter Quick          	 Vice President, Assistant Treasurer  August 14, 1996
Peter Quick                and Director


/s/ Christopher C. Quick   Vice President and Director          August 14, 1996
Christopher C. Quick


/s/ Leslie C. Quick, III	  Vice President, Treasurer           August 14, 1996
Leslie C. Quick, III       and Director


/s/ Richard G. Brodrick    Director                             August 14, 1996
Richard G. Brodrick


/s/ Thomas E. Christman	   Director                             August 14, 1996
Thomas E. Christman


/s/ Arlene B. Fryer        Secretary and Director               August 14, 1996
Arlene B. Fryer


/s/ Henry P. Kilroy        Director                             August 14, 1996
Henry P. Kilroy


/s/ John P. Lowth, III		   Director                             August 14, 1996
John P. Lowth, III


/s/ Clifford W. Mays       Director                             August 14, 1996
Clifford W. Mays


/s/ Pascal J. Mercurio     Vice President and Director          August 14, 1996
Pascal J. Mercurio

/s/ Robert J. Rabinoff     Controller and Principal             August 14, 1996
Robert J. Rabinoff         Accounting Officer



	EXHIBIT INDEX

         4 The Quick & Ry Group, Inc. Stock Option Plan (incorporated by reference in the registrant's Proxy Statement dated May 30, 1996)

         5 Opinion of Kelley Drye & Warren LLP regarding legality of the Common Stock being registered

       23.1 Consent of Kelley Drye & Warren LLP (included in opinion filed as Exhibit 5)

       23.2           Consent of Arthur Andersen LLP

       24             Power of Attorney (contained on signature page)